Exhibit 10.20

SECOND AMENDMENT
TO THE
EMPLOYMENT AGREEMENT

September 21, 2015
WHEREAS, TESCO CORPORATION, a corporation organized under the laws of the province of Alberta, Canada (the “Company”) and Christopher L. Boone (“Executive”) entered into the Employment Agreement effective on January 1, 2014 (the “Agreement”); and
WHEREAS, as a consequence of the First Amendment to the Employment Agreement dated April 1, 2015, the Executive’s Base Annual Salary is THREE HUNDRED THIRTY-TWO THOUSAND FIVE HUNDRED DOLLARS ($332,500); and
WHEREAS, Executive and the Company (the “Parties”) have now agreed that, as a result of certain changes in market conditions, effective September 21, 2015 Executive’s Base Annual Salary shall be THREE HUNDRED TWENTY-FOUR THOUSAND ONE HUNDRED EIGHTY-EIGHT DOLLARS ($324,188), reflecting a 2.5% reduction from Executive’s Base Annual Salary as set on April 1, 2015 and effective April 5, 2015 (the “Reduction”); and
WHEREAS, the Company and Executive agree that this Reduction, and the reduction made in the prior amendment, is immaterial under Section 5(a) of the Agreement, and that this Reduction shall not constitute a Good Reason under the Agreement;
NOW, THEREFORE, in consideration of the mutual covenants herein contained, which the Parties acknowledge is good and valuable consideration, the Parties agree to the amendment of the Agreement as follows (this “Amendment”):
The first sentence of Section 5(a) shall be replaced with the following:
“Executive shall receive a Base Annual Salary annually of THREE HUNDRED TWENTY-FOUR THOUSAND ONE HUNDRED EIGHTY-EIGHT U.S. dollars and no cents ($324,188) U.S.) payable in bi-weekly pay periods, subject to deduction of statutorily required amounts, including but not limited to, withholding for federal, state and local income taxes, and amounts payable by employees of Employer for employee benefits.”
Executive, by executing this Amendment, agrees that the Reduction and amendment of Section 5(a) of the Agreement as provided in this Amendment are immaterial under Section 5(a) of the Agreement and shall not constitute Good Reason under the Agreement, and Executive waives any claims or rights he may have as a result of the Reduction and the amendment of Section 5(a); provided, however, that Employee reserves the right to consider whether further diminution to the Base Annual Salary during the calendar year 2015 along with this Reduction may constitute Good Reason under the Agreement without limiting the other requirements in the Agreement for Executive to terminate his employment for Good Reason, including the notice provisions in Section 6(e).

IN WITNESS WHEREOF, the Parties have executed this Amendment to the Agreement effective as of September 21, 2015.
EXECUTIVE
Christopher L. Boone

Signature: /s/ Christopher L. Boone

Date: 09/24/2015

EMPLOYER:

Tesco Corporation

By:     /s/ Fernando R. Assing
                        Fernando R. Assing,
                        President and Chief Executive Officer

Date: 09/24/2015